Domestic Factoring Contract (with Recourse)

S/N: 37062020120000044

(This is a summary translation to be used for reference only)

Party A:                      Trunkbow Asia Pacific (Shandong) Co. Limited

Authorized Agent:      LIU Xiangmao

Party B:                       Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch

Legal Representative: ZHANG Guiying

Whereas, Party A as the Seller (the creditor) will use the accounts receivable generated with the Buyer (the debtor) to apply for domestic factoring service (with recourse), the parties here have entered into the following contract.

Article 1	Definition

1.1           “Factoring Service with Recourse”: Party A transfers the accounts receivable generated from providing goods or services to the Buyer to Party B for Party B to provide comprehensive financing service to Party B in connection with such accounts receivable. In the event that the Buyer fails to pay the accounts receivable in full within the specific time, Party B has the right to pursue Party A for the loan amount that has not been repaid.

1.2           “Factoring Service without Recourse”: Party A transfers the accounts receivable generated from providing goods or services to the Buyer to Party B for Party B to provide comprehensive financing service to Party B in connection with such accounts receivable. In the event that the Buyer fails to pay the accounts receivable in full within the specific time, Party B has NO right to pursue Party A for the loan amount that has not been repaid.

1.3           “Purchase or Service Contracts”: Contracts between Party A and the Buyer from which the accounts receivable hereunder are generated.

1.4           “Accounts Receivable”: Party A’s lawful creditor’s right to demand the party to pay for the goods or services provided by Party A.

1.5           “Accounts Receivable Invoice Actual Amount”: The remaining amount after subtracting the returned amount of the loan from the invoice amount.

1.6           “Factoring Margin Loan Amount”: The margin loan amount provided to Party A by Party B hereunder.

1.7           “Interest Settlement Day”: For loans with one-time interest charge, the day when the loan is released by Party B; for loans with monthly interest charge, the 20th of each month; for loans with quarterly interest charge, the 20th of the last month of the quarter.

1.8           “Factoring Remaining Balance”: The remaining amount after subtracting loan principal, interest, penalty interest and all other fees from the accounts receivable payments actually received by Party B.

1.9           “Factoring Loan Special Account”: The account set up by Party A with Party B to be specifically used for the accounts receivable. Party A instructs the Buyer to make payments for the accounts receivable into this account.

1.10         “Factoring Service Fees and Financing Advisor Fee”: The fees that Party B is entitled to charge Party A pursuant to this contract for providing loans and other services to Party A.

Article 2	Party A’s Representation, Warranties and Promises

2.1           Party A is a duly incorporated and approved organization in good standing and holds valid business licenses.

2.2           Party A has obtained all necessary approval for the execution and performance of this contract.

2.3           Party A’s execution and performance of this contract will not violate any law or regulations, will not violate other contracts to which Party A is a party and will not its company charter.

2.4           The documents provided by Party A are true, complete, accurate, valid and effective.

2.5           The accounts receivable transferred by Party A to Party B are all true, valid and effective without dispute.

2.6           The purchase/service contracts between Party A and the Buyer have no provisions restricting the transfer of the accounts receivable.

2.7           Party A has completely performed its obligations to the Buyer and there are no defects on the accounts receivable transferred to Party B.

2.8           There are no outstanding litigations, arbitrations or other potential disputes against Party A at the time when this contract becomes effective.

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2.9          The financial statements provided to Party B have been prepared in accordance with the law and accounting principles in China and are true, complete and fair reflection of Party A’s financial conditions.

2.10        The account number of the factory loan special account for the accounts receivable is 155101040038498 and Party A will not use this account to make any payment or for other purposes without Party B’s approval.

2.11        Party A authorizes Party B to monitor the account mentioned in Section 2.10 and will assist Party B in verifying the amounts received.

2.12         Upon any of the following, Party B shall have the right to deduct directly from the aforementioned account the loan principal, interest and relevant fees:

2.12.1	Party A fails to pay interest in full on the interest settlement days.
2.12.2	When the loan is due (or declared due ahead of schedule by Party B), Party A fails to pay loan principal and interest in full.
2.12.3	The accounts receivable corresponding to the factoring loan are paid into the account in advance.
2.12.4	If there is insufficient amount in the special account when the loan is due, Party B shall have the right to deduct such amounts to repay loan principal and interest and other fees from any of Party A’s accounts with Party B.

Article 3	Amount and Term of the Factoring Loan

3.1          After Party A transfers the accounts receivable and the rights thereto to Party B, Party B provides to Party A a total of RMB 17,800,000 as factoring loan.

3.2          The term of the factoring loan starts on the date when the loan is released and ends on the date agreed to by the two parties (see “Accounts Receivable Transfer List” for details).

3.2          The actual release date and due date for the loan are based on those recorded in the loan certificates, which are components of this contract.

Article 4	Interest and Fees of Factoring Loans

4.1          The interest rate of the factoring loan hereunder is specified in the “Accounts Receivable Transfer List”. And the rate is determined according the provision set forth in Section 4.2.1.

4.2.1       Fixed at the base rate of the same type of loan published by People’s Bank of China on the date of execution plus 25%.

4.2          If the base rate is adjusted after the loan is released, the interest rate of the factoring loan will not be adjusted during the term of the loan.

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4.3           If Party A fails to repay in full the loan when it is due, the interest rate set forth above shall still apply to the outstanding portion of that loan.

4.4           If the People’s Bank of China adjust the method for determining the interest rate, then all adjustments will be made in accordance with the rules and regulations of the People’s Bank of China.

4.5           The interest on the loan hereunder will be settled monthly on the 20th of each month.

4.6           Party B will deduct interest charge directly from the Factoring Loan Special Account.

4.7           Party B will charge Party A the fees for the loan at the time when Party B accepts the transfer of the accounts receivable.

Article 5	Payment of the Accounts Receivable

5.1           Party A will be responsible for collecting the payments for the accounts receivable and asking the Buyer to make such payments into the factoring loan special account.

5.2           Upon receiving the full payments for the accounts receivable, Party B must verify such payments against each of the accounts receivable items.

Article 6	Conditions, Method and Procedures for the Accounts Receivable Buy-back

6.1          Party A must buy back the accounts receivable upon receiving Party B’s notice if Party A’s false representations or warranties cause adverse impact on the payments for the accounts receivable hereunder.

6.2          In addition to Section 6.1 above, with respect to the factoring loan with recourse, Party A must buy back the accounts receivable upon receiving Party B’s notice, upon the occurrence of any of the following:

6.2.1       The Buyer disputes the payment due to the loss of goods or any other reason, or refuses to pay in full;

6.2.2       On the due date of the factoring loan, Party B have not received payments for the accounts receivable from the Buyer or the amount of payments received is insufficient;

6.2.3       Any act that constitutes a breach of the provisions set forth in Article 9, resulting in the declaration by Party B that the accounts receivable are due.

6.3          [With respect to the factoring loan without recourse; Not applicable]

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6.4          Party A must start the buy-back procedures within 3 days upon receiving Party B’s notice in writing.

Article 7	Party A’s Rights and Obligations

7.1	Party A has the following rights and obligations hereunder:
7.1.1	The right to request Party B to provide the loan pursuant to this contract;
7.1.2	The obligation to pay all fees, interest, penalty interest, past-due interest and other fees in connection with the loan and to complete buy-back pursuant to this contract;
7.1.3	The obligation to ensure that the payments for the accounts receivable are made into the factoring loan special account on time;
7.1.4	The obligation to assist Party B in Party B’s monitoring of its operation and financial condition and to provide financial statements and other information promptly when requested;
7.1.5	The obligation to assist Party B in the event of any litigation regarding the collection of payments for the accounts receivable;
7.1.6	The obligation to notify Party B within 5 days upon the occurrence of any of the following and provide Party B with relevant information:
(1)	Any act of breach;
(2)	Any anticipated or potential act of breach that will harm Party B’s rights and interests;
(3)	Any litigation, arbitration or claim against the creditor involving more than RMB one million;
(4)	Any change in the name, address, scope of operation, corporation type, charter, equity structure or registered capital, or any merger, spin-off, reorganization, lease, contract, joint venture and joint capital, or any material change in the financial condition.
7.1.7	If the Buyer or any third party has provided guarantee for the accounts receivable, such guarantee, if permitted, must also be transferred to Party B;
7.1.8	Party A must continue to perform its obligations under the sales/service contracts, after the rights with respect to the accounts receivable have been transferred to Party B;
7.1.9	After the contract has become effective, Party A must not entered into any other agreement or contract that will harm Party B’s rights and interests.

7.2          In addiction to the provision of 7.1, Party A shall bear the ultimate responsibility to repay the factoring loan hereunder, and Party A’s inability (for whatever reason) to collect in full the payments for the accounts receivable shall not affect Party B’s right to realize its recourse right against Party A.

Article 8	Party B’s Rights and Obligations

8.1          Party A has the following rights and obligations hereunder:

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8.1.1	Party B is entitled to all the rights regarding the accounts receivable when such accounts receivable have been transferred to Party B;
8.1.2	Party B has the right to exercise its offset right and recourse right in the event of the occurrence of buy-back conditions and has the right to deduct such amount directly from any of Party A’s accounts with Party B;
8.1.3	Party B is entitled to receive the invoices related to the accounts receivable for safekeeping but must return them to Party A upon full repayment of the loan and interest hereunder;
8.1.4	Party B is obligated to issue the factoring loan and provide other services pursuant to this contract;
8.1.5	Party B has the obligation to maintain confidentiality on all the documents and information provided by Party A, except when the disclosure of such documents and information is required by law.

8.2          In addition to 8.1, with respect to the factoring loan with recourse, Party B has the following rights:

8.2.1	The right to deduct directly from the factoring loan special account the loan principal, interest, penalty interest and all other fees;
8.2.2	The right to monitor and supervise Party A’s operation and financial condition;
8.2.3	The right to decide whether to pursue the Buyer if the amount of the payments received is insufficient to repay the loan principal, interest, penalty interest and all other fees when the loan is due; Party B’s decision to pursue the Buyer shall not affect Party A’s obligation to buy back the accounts receivable.

8.3           In addition to 8.1, with respect to the factoring loan without recourse, Party B has the following rights:

[Not applicable]

Article 9	Breach and Liabilities for Breach

9.1          Either party’s violation of the provisions herein will be considered a breach by that party.

9.2	Any of the following will be considered a breach by Party A
9.2.1	Party A fails to perform its obligations hereunder or violates its representations or warranties herein;
9.2.2	Events of cross-breach, including;
(1)	Any debt obligation in excess of RMB 1 million is declared due before the stipulated due date;
(2)	Party A fails to repay on time other debts when such debts are due;
(3)	Other creditors have gained ownership to all or part of Party A’s assets or business, or any judgment or enforcement action has been implemented against Party A’s any assets;

9.2.3	Anticipated events of breach, including:

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(1)	Party A ceases or is likely to cease its operations or any important part thereof, or disposes all or part of Party A’s assets or business;
(2)	Party A experiences material adverse change in its financial condition;
9.2.4	In addition to the events listed in 9.2.3 above, with respect to the factoring loan with recourse, anticipated events of breach also include any of the following:
(1)	Occurrence of payment or interest past due in other loan services provided by Party B to Party A or to the Buyer;
(2)	The rate of bad account in Party A’s accounts receivable has increased by 2 consecutive months;
(3)	With respect to the Buyer, the portion of Party A’s accounts receivable that are due have reached more than 5% of the total accounts receivable;
(4)	Party A fails for 2 consecutive times to buy back in full the accounts receivable;
(5)	Other situations that may affect Party A’s performance of its obligations hereunder.

9.3          Upon the occurrence of any of the above, Party B has the right to take one or more of the following actions at its discretion:

9.3.1	Demand Party A to correct its acts of breach;
3.3.2	Suspend the factoring loan service and dissolve this contract;
9.3.3	Declare that the factoring loan already released immediately due and demand Party A to buy back the accounts receivable;
9.3.4	Deduct such amount from any of Party A’s accounts set up with Party B or any of Party B’s affiliates;
9.3.5	Demand Party A to provide valid and sufficient additional guarantee;
9.3.6	Pursue the Buyer directly when the accounts receivable are due.

9.4          Penalty interest and compound interest

9.4.1	If Party B [sic] fails to repay the loan principal at the specified time, Party A [sic] will charge the penalty interest at the rate of the factoring loan plus another 50% on that past-due portion of the loan, starting on the past-due date until the total repayment of such principal and interest.
9.4.2	If Party B [sic] fails to use the loan for the specified purpose, Party A [sic] will charge the default interest at the rate of the factoring loan plus another 100% starting on the date of such misuse until the total repayment of such principal and interest.
9.4.3	If a portion of the loan is both past due and misused, the rate of the interest charged will be the higher of the two.
9.4.5	If Party B [sic] fails to pay interest on time, Party A [sic] will charge compound interest on the monthly basis starting from the date of such failure.

Article 10	Others

10.1        Party B will record the loan principal, interest and fees and the Buyer’s payment history in Party B’s internal account books for verification purposes.

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10.2         Party A cannot transfer any of its rights and obligations hereunder to any third party without Party B’s approval.

10.3         Party B may transfer all or some of its rights to a third party.

10.4         Party B’s failure or delay to exercise its rights hereunder does not constitute its waiver of such rights; and such rights and remedial measures hereunder are cumulative and are not exclusive of other rights that Party B is entitled to.

10.5         Party A must notify the Buyer of the transfer of the accounts receivable.

Article 11 Dispute Resolution

11.1         The preparation, validity, interpretation and performance as well as the resolution of dispute are governed by the law of the People’s Republic of China. Any dispute arising from this contract must be resolved through consultation; if such consultation fails, the dispute may be submitted to the local people’s court.

Article 12 Contract Effectiveness, Amendment, Dissolution and Termination

12.1         This contract will become effective upon execution by the respective representatives of Party A and Party B and will remain effective until the completion of Party A’s performance of its obligations hereunder.

12.2         Neither party may unilaterally modify or dissolve this contract without the other party’s consent. All amendments must be in writing and be agreed to by both parties.

12.3         The parties hereto will modify such provisions as necessary that become not in compliance with the State law or regulation due to changes of such State law or regulation.

12.4         The amendment to or dissolution of this contract does not affect either party’s right to demand compensation for losses; and the dissolution of this contract does not affect the effectiveness of such provisions regarding dispute resolution.

Article 13 Other Provisions

13.1         Unless otherwise stipulated, in this contract:

This contract includes all the appendices and its amendments, modifications and supplements.

13.2         All the appendices and its amendments, modifications and supplements are the component parts of this contract and have the same legal effect.

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13.3         This contract include the Appendix the “Accounts Receivable Transfer List”.

13.4         Other matters not covered herein will be provided by Party A and Party B through consultation. This contract is in duplicates, with one to each party.

Party A:                       /seal/ Trunkbow Asia Pacific (Shandong) Co. Limited

Legal Representative: /s/ LIU Xiangmao

Party B:                       Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch

Legal Representative: ZHANG Guiying

March 2, 2012

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